Exhibit 99.4

NOTICE TO READER
As of June 30, 2019, Cronos Group Inc. (the “Company”) determined that it no longer qualified as a “foreign private issuer” as such term is defined in Rule 405 under the Securities Act of 1933, which means that the Company, as of January 1, 2020, has been required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934 applicable to U.S. domestic issuers, such as Forms 10-K, 10-Q and 8-K, rather than the forms the Company has filed with the Securities and Exchange Commission (“SEC”) in the past as a foreign private issuer, such as Forms 40-F and 6-K.
The Company is accordingly now required to prepare its financial statements filed with the SEC in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). As required pursuant to section 4.3(4) of National Instrument 51-102 - Continuous Disclosure Obligations, the Company must restate its amended and restated interim financial reports for the fiscal year ended December 31, 2019 in accordance with U.S. GAAP, such amended and restated interim financial reports having previously been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board.
The attached unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2019 and 2018 have been prepared in accordance with U.S. GAAP.

CRONOS GROUP INC.
Consolidated Financial Statements

For the Three and Nine months ended September 30, 2019 and September 30, 2018

(In thousands of U.S. dollars)

Cronos Group Inc.
Interim Consolidated Financial Statements
For the nine months ended September 30, 2019 and 2018

Table of Contents

Condensed Consolidated Balance Sheet as of September 30, 2019 and December 31, 2018                 1
Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
for the Nine and Three Months Ended September 30, 2019 and 2018                         2
Condensed Consolidated Statements of Stockholders’ Equity
for the Nine and Three Months Ended September 30, 2019 and 2018                        3
Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2019 and 2018        4
Notes to Condensed Consolidated Financial Statements                                5

Cronos Group Inc.
Consolidated Balance Sheets
As of September 30, 2019
(In thousands of U.S. dollars, expect share ad per share amounts)

	As of
	September 30, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$1,114,414	$23,927
Short Term Investments	390,538	—
Accounts receivable, net of current expected credit loss ("CECL") of $280 and $37 as of September 30, 2019 and December 31, 2018, respectively	5,238	3,052
Other receivables	5,913	2,507
Current portion of loans receivable	4,594	230
Prepaids and other assets	8,868	2,842
Inventory	38,445	7,386
Total current assets	1,568,010	39,944
Investments in equity accounted investees	1,049	2,960
Advances to joint ventures	19,915	4,689
Other investments	—	297
Loans receivable	33,295	—
Property, plant and equipment	163,354	125,905
Right-of-use assets	6,103	125
Intangible assets	72,545	8,237
Goodwill	214,625	1,314
Total assets	$2,078,896	$183,471

Liabilities
Current liabilities
Accounts payable and other liabilities	$41,584	$33,239
Current portion of lease obligation	318	30
Derivative liabilities (Note 11)	412,027	—
Total current liabilities	453,929	33,269
Due to non-controlling interests	1,796	1,566
Lease obligation	5,849	87
Deferred income tax liability	58	—
Total liabilities	$461,632	$34,922
Commitments and contingencies (Note 19)
Shareholders' equity (deficit)
Share capital (authorized: 2019 and 2018 – unlimited: 2019 – 343,764,207; 2018 – 178,720,022)	$524,589	$175,001
Additional paid-in capital	17,823	11,263
Retained earnings (accumulated deficit)	1,075,695	(27,945)
Accumulated other comprehensive income	(441)	(9,870)
Total equity attributable to shareholders of Cronos Group	1,617,666	148,449
Non-controlling interests	(402)	100
Total shareholders' equity	1,617,264	148,549
Total liabilities and shareholders' equity	$2,078,896	$183,471
See notes to consolidated financial statements.

Cronos Group Inc.
Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
For the nine months ended September 30, 2019 and 2018
(In thousands of U.S. dollars, except share and per share amounts)

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Net revenue, before excise taxes	$17,724	$7,836	$6,269	$2,877
Excise taxes	(1,282)	—	(484)	—
Net revenue	16,442	7,836	5,785	2,877
Cost of sales	8,507	3,503	3,498	1,292
Inventory write-down	5,424	—	5,424	—
Gross profit	2,511	4,333	(3,137)	1,585
Operating expenses
Sales and marketing	9,721	1,203	4,588	458
Research and development	6,076	—	2,605	—
General and administrative	35,058	8,903	16,277	3,688
Share-based payments	7,949	5,969	3,531	2,145
Depreciation and amortization	1,322	728	596	253
Total operating expenses	60,126	16,803	27,597	6,544
Operating loss	(57,615)	(12,470)	(30,734)	(4,959)
Other income (expense)
Interest income (expense)	20,468	(94)	8,939	(47)
Financing and transaction costs	(31,684)	—	(6,083)	—
Gain (loss) on revaluation of derivative liabilities (Note 11)	1,158,008	—	632,482	—
Gain (loss) on revaluation of financial liabilities	147	—	147	—
Gain on disposal of Whistler Medical Marijuana Company	15,497	—	—	15
Gain on other investments	745	389	—	206
Share of income (loss) from investments in equity accounted investees	(1,504)	50	(565)	—
Total other income (expense)	1,161,677	345	634,920	174
Income (loss) before income taxes	1,104,062	(12,125)	604,186	(4,785)
Income tax expense	58	—	58	—
Net income (loss)	$1,104,004	$(12,125)	$604,128	$(4,785)
Net income (loss) attributable to:
Cronos Group	$1,104,501	$(12,078)	$604,410	$(4,738)
Non-controlling interests	(497)	(47)	(282)	(47)
	$1,104,004	$(12,125)	604,128	$(4,785)
Other comprehensive income (loss)
Gain (loss) on revaluation and disposal of other investments, net of tax	—	—	—	—
Foreign exchange gain (loss) on translation	$9,424	(3,829)	(12,422)	2,818
Total other comprehensive income (loss)	9,424	(3,829)	(12,422)	2,818
Comprehensive income (loss)	$1,113,428	$(15,954)	$591,706	$(1,967)
Comprehensive income (loss) attributable to:
Cronos Group	$1,113,929	$(15,911)	$591,996	$(1,924)
Non-controlling interests	(501)	(43)	(290)	(43)
	$1,113,428	$(15,954)	591,706	$(1,967)
Net income (loss) per share
Basic	$3.71	$(0.07)	$1.78	$(0.03)
Diluted	0.92	(0.07)	0.42	(0.03)
Weighted average number of outstanding shares
Basic	297,964,058	170,097,232	338,957,949	177,483,122
Diluted	333,618,691	170,097,232	369,268,672	177,483,122
See notes to consolidated financial statements.

Cronos Group Inc.
Consolidated Statements of Stockholder’s Equity (deficit)
For the nine months ended September 30, 2019 and 2018
(In thousands of U.S. dollars except share amounts)

	Number of shares	Share capital	Shares to be issued	Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Non-controlling interests	Total shareholders’ equity (deficit)
Balance at January 1, 2019	178,720,022	$175,001	$—	$11,263	$(27,945)	$(9,870)	$100	$148,549
Shares issued	154,917,740	304,411	—	—	—	—	—	304,411
Share issuance costs	—	(3,722)	—	—	—	—	—	(3,722)
Warrants exercised	7,390,961	2,034	—	(596)	—	—	—	1,438
Vesting of options	—	—	—	7,309	—	—	—	7,309
Options exercised	8,217	26	—	(9)	—	—	—	17
Share appreciation rights ("SARs") exercised	161,870	330	—	(330)	(861)	—	—	(861)
Vesting of restricted share units	—	—	—	186	—	—	—	186
Top-up rights exercised	—	46,509	—	—	—	—	—	46,509
Net income (loss)	2,565,397	—	—	—	1,104,501	—	(497)	1,104,004
Other comprehensive loss	—	—	—	—	—	9,429	(5)	9,424
Balance at September 30, 2019	343,764,207	$524,589	$—	$17,823	$1,075,695	$(441)	$(402)	$1,617,264
Balance at January 1, 2018	149,360,603	$62,834	$—	$4,734	$(6,737)	$2,902	$—	$63,733
Cumulative effect from adoption of ASU 2016-01	—	—	—	—	444	(444)	—	0
Balance at January 1, 2018 as restated	149,360,603	62,834	—	4,734	(6,293)	2,458	—	63,733
Shares issued	15,677,143	115,510	—	—	—	—	—	115,510
Share issuance costs	—	(7,603)	—	—	—	—	—	(7,603)
Warrants exercised	13,114,336	3,600	—	(1,417)	—	—	—	2,183
Vesting of options	—	—	—	5,970	—	—	—	5,970
Options exercised	366,638	563	—	(121)	—	—	—	442
Shares to be issued	—	—	14	—	—	—	—	14
Share appreciation rights exercised	181,726	77	—	(77)	—	—	—	—
Non-controlling interests arising from Cronos Israel	—	—	—	—	—	—	284	284
Net loss	—	—	—	—	(12,078)	—	(47)	(12,125)
Other comprehensive income	—	—	—	—	—	(3,829)	3	(3,826)
Balance at September 30, 2018	178,700,446	$174,981	$14	$9,089	$(18,371)	$(1,371)	$240	$164,582
See notes to consolidated financial statements.

Cronos Group Inc.
Consolidated Statements of Stockholder’s Equity (deficit)
For the three months ended September 30, 2019 and 2018
(In thousands of U$, except share amounts)

	Number of shares	Share capital	Shares to be issued	Additional paid-in capital	Retained earnings (accumulated deficit)	Accumulated other comprehensive income (loss)	Non-controlling interests	Total shareholders’ equity (deficit)
Balance at July 1, 2019	336,144,543	$423,108	$—	$14,779	$471,310	$11,973	$(112)	$921,058
Shares issued	5,086,586	56,109	—	—	—	—	—	56,109
Share issuance costs	—	(4)	—	—	—	—	—	(4)
Warrants exercised	—	—	—	—	—	—	—	—
Vesting of options	—	—	—	2,891	—	—	—	2,891
Options exercised	2,892	8	—	(3)	—	—	—	5
Share appreciation rights exercised	15,727	30	—	(30)	(25)	—	—	(25)
Vesting of restricted share units	—	—	—	186	—	—	—	186
Top-up Rights exercised	2,514,459	45,338	—	—	—	—	—	45,338
Net income (loss)	—	—	—	—	604,410	—	(282)	604,128
Other comprehensive income	—	—	—	—	—	(12,414)	(8)	(12,422)
Balance at September 30, 2019	343,764,207	$524,589	$—	$17,823	$1,075,695	$(441)	$(402)	$1,617,264
Balance as at June 30, 2018	176,905,635	$174,365	$14	$7,227	$(13,633)	$(4,186)	$—	$163,787
Shares issued	—	—	—	—	—	—	—	—
Share issuance costs	—	(26)	—	—	—	—	—	(26)
Vesting of options	—	—	—	2,145	—	—	—	2,145
Options exercised	13,299	29	—	(9)	—	—	—	20
Warrants exercised	1,750,001	584	—	(245)	—	—	—	339
Shares to be issued	—	—	—	—	—	—	—	—
Share appreciation rights exercised	31,511	29	—	(29)	—	—	—	—
Non-controlling interests arising from Cronos Israel	—	—	—	—	—	—	284	284
Net loss	—	—	—	—	(4,738)	—	(47)	(4,785)
Other comprehensive income	—	—	—	—	—	2,815	3	2,818
Balance as at September 30, 2018	178,700,446	$174,981	$14	$9,089	$(18,371)	$(1,371)	$240	$164,582
See notes to consolidated financial statements.

Cronos Group Inc.
Consolidated Statements of Cash Flows
For the nine months ended September 30, 2019 and 2018
(In thousands of U.S. dollars, except share amounts)

	Nine months ended September 30,
	2019	2018
Operating activities
Net income (loss)	$1,104,004	$(12,125)
Items not affecting cash:
Share-based payments	7,949	5,969
Depreciation and amortization	2,956	1,009
Share of loss (income) from investments in equity accounted investees	1,504	(50)
Gain on disposal of Whistler	(15,497)	—
Gain on revaluation of derivative liabilities	(1,158,008)	—
Gain on revaluation of financial liabilities	(147)	—
Gain on other investments	(745)	(389)
Deferred income tax (recovery) expense	58	—
Inventory write down	5,424	—
Foreign exchange gain	807	(8)
Net changes in non-cash working capital	(25,098)	(20,220)
Cash flows used in operating activities	(76,793)	(25,814)
Investing activities
Purchase of short term investments	(384,288)	—
Investments in equity accounted investees	(1,658)	(154)
Proceeds from sale of other investments	19,614	757
Payment to exercise Vivo Cannabis ("Vivo") warrants	—	(89)
Advances to joint ventures	(15,951)	(3,067)
Advances on loans receivable	(33,012)	—
Payments of interest on construction in progress	(89)	(145)
Proceeds from repayment of loans receivable	238	—
Purchase of property, plant and equipment	(37,622)	(55,683)
Purchase of intangible assets	(574)	(227)
Acquisition of Redwood	(227,224)	—
Cash assumed on acquisition	2,957	—
Cash assumed on acquisition of Cronos Israel	—	998
Cash flows used in investing activities	(677,609)	(57,610)
Financing activities
Advance from non-controlling interests	183	—
Proceeds from exercise of options and warrants	1,455	2,627
Proceeds received for share to be issued	—
Proceeds from share issuance	—	115,510
Proceeds from Altria Investment	1,809,556	—
Share issuance costs	(3,722)	(7,603)
Repayment of lease liabilities	(414)	—
Advance under Credit Facility	48,715	—
Repayment of Credit Facility	(48,309)	—
Repayment of construction loan payable	(15,971)	—
Withholding taxes paid on share appreciation rights	(861)	—
Proceeds from exercise of Top-up Rights	31,566	—
Cash flows provided by financing activities	1,822,198	110,534
Effect of foreign currency translation on cash and cash equivalents	22,691	(2,303)
Increase (decrease) in cash and cash equivalents	1,090,487	24,807
Cash and cash equivalents, beginning of period	23,927	7,325
Cash and cash equivalents, end of period	$1,114,414	$32,132
Supplemental cash flow information
Interest paid	$647	$531
Interest received	9,690	—
See notes to consolidated financial statements.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

1. Background
Cronos Group Inc. (the “Cronos Group” or the “Company”) is a corporation incorporated on August 21, 2012 under the Business Corporations Act (Ontario) with principal executive offices at 720 King Street West, Suite 320, Toronto, Ontario, M5V 2T3. The Company’s common shares are currently listed on the Toronto Stock Exchange (“TSX”) and Nasdaq Global Market (“Nasdaq”) under the ticker symbol “CRON”.
Cronos Group is an innovative global cannabinoid company, with international production and distribution across five continents. The company is committed to building disruptive intellectual property by advancing cannabis research, technology and product development and is seeking to build an iconic brand portfolio. Cronos Group’s brand portfolio includes PEACE NATURALS™, a global wellness platform; two adult-use brands, COVE™ and Spinach™; and two U.S hemp-derived consumer products brands, Lord Jones™ and PEACE+™.
Cronos Group has established five strategic joint ventures in Canada, Israel, Australia, and Colombia. One of these strategic joint ventures, Cronos Israel (as defined herein), is considered a subsidiary for financial reporting purposes.

2. Summary of Significant Accounting Policies
(a)Basis of Presentation
The accompanying interim condensed consolidated financial statements (“financial statements”) of Cronos Group are unaudited. The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information. These financial statements do not include all the information and footnotes required for annual financial statements and should be read in conjunction with the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2019 (the “Annual Financial Statements”).
These financial statements reflect all adjustments, consisting solely of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the Company’s financial positions and results of operations. The results of operations for any interim period are not necessarily indicative of results that can be expected for the full year.
Other than as described herein, there were no changes to the Company’s significant accounting policies described in the Annual Financial Statements that had a material impact on the financial statements and related notes.
(b)Basis of Consolidation
The accompanying financial statements include the accounts of the Company, and all entities in which the Company has a controlling voting interest or variable interest as of and for the periods presented. The Company consolidates the financial results of the following entities, which the Company controls.

Subsidiaries	Jurisdiction of Incorporation	Incorporation Date	Ownership Interest (ii)
Cronos Israel G.S. Cultivations Ltd. (i)	Israel	February 4, 2018	70%
Cronos Israel G.S. Manufacturing Ltd. (i)	Israel	September 4, 2018	90%
Cronos Israel G.S. Store Ltd. (i)	Israel	June 28, 2018	90%
Cronos Israel G.S. Pharmacies Ltd. (i)	Israel	February 15, 2018	90%

(i)	These Israeli entities are collectively referred to as “Cronos Israel”.

(ii)	“Ownership interest” is defined as the proportionate share of net income to which the Company is entitled; equity interest may differ from ownership interest as described herein.
In the unaudited consolidated statements of net income (loss) and comprehensive income (loss), the net income (loss) and comprehensive income (loss) are attributed to the equity holders of the Company and to the non-controlling interests. Non-controlling interests in the equity of Cronos Israel are presented separately in the Stockholder’s equity (deficit) section of the consolidated balance sheets and consolidated statements of stockholders’ equity (deficit).
All intercompany transactions and balances are eliminated upon consolidation.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

3. New Accounting Pronouncements
(a) Adoption of new accounting pronouncements
Leases:
On January 1, 2019, the Company adopted Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) and all related ASU amendments (collectively “ASU No. 2016-02”), which requires entities to recognize lease assets and lease liabilities on the balance sheet and disclose key information about leasing arrangements. The Company applied the guidance retrospectively at the beginning of the period of adoption, and the Company recognized the cumulative effect of initially applying ASU No. 2016-02 as an adjustment to the accumulated deficit as of January 1, 2019. As a result, comparative periods prior to adoption will continue to be presented in accordance with prior lease guidance, including disclosures. The Company has applied the following practical expedients:

(i)
The Company used hindsight in determining the lease terms and assessing impairment of right-of-use assets when transitioning to ASU No. 2016-02 using its actual knowledge and current expectation as of the effective date.

(ii)	The Company has elected not to assess whether any land easements existing or entered into prior to the adoption of ASU No. 2016-02 are, or contain, leases in accordance with ASU No. 2016-02.

(iii)
On transition to ASU No. 2016-02, the Company elected to apply the practical expedient to grandfather the assessment of which transactions are leases. The Company applied ASU No. 2016-02 only to contracts that were previously identified as leases. Contracts that were not identified as leases previously were not reassessed for whether there is a lease. The Company applied the definition of a lease under ASU No. 2016-02 to contracts entered into or changed on or after January 1, 2019.

The impact of the adoption was not material to the Company’s consolidated financial statements. As a result of the adoption, the Company, as the lessee, recorded right-of use assets of $1,492 and lease liabilities of $1,198 for its leases at January 1, 2019. The Company’s finance leases were not material for any of the periods presented. The Company did not identify an impact from the initial application of ASU No. 2016-02 to the accumulated deficit as at January 1, 2019.
The following table summarizes the impacts of adopting ASU No. 2016-02 on the Company’s financial statements as of the adoption date of January 1, 2019.

As of January 1, 2019	As Previously Reported	Adjustments	As Restated under ASC 842
Right-of-use assets	$159	$1,333	$1,492
Current lease liabilities	30	222	252
Non-current lease liabilities	87	1,111	1,198
Financial instrument - Credit Losses:
On January 1, 2019, the Company early adopted ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments and all related ASU amendments (collectively “ASU No. 2016-13”). ASU No. 2016-13 requires the measurement of lifetime expected credit losses for financial assets held at the reporting date based on historical experience, current conditions and reasonable and supportable forecasts. Adoption of ASU No. 2016-13 requires organizations to use forward-looking information to better formulate their credit loss estimates.
The Company has applied the guidance using a modified retrospective approach requiring that the Company recognize the cumulative effect of initially applying the impairment standard as an adjustment to opening accumulated deficit in the period of initial application. There was no adjustment to the Company’s opening accumulated deficit in the period as there were no incremental impairment losses as a result of the early adoption of ASU No. 2016-13 as of the date of initial application.
(b)New accounting pronouncements not yet adopted
In January 2020, the FASB issued ASU No. 2020-01, Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815). ASU No. 2020-01 clarifies the interaction of accounting for the transition into and out of the equity method. The new standard also clarifies the accounting for measuring certain purchased options and forward contracts to acquire investments. The guidance in ASU No. 2020-01 is effective for annual and interim periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.
In December 2019, the Financial Accounting Standards Board (“FASB”) issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU No. 2019-12”). ASU No. 2019-12 eliminates certain exceptions, and simplifies the application of U.S. GAAP-related to changes in enacted tax laws or rates and employee stock option plans. ASU No. 2019-12 is

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts effective for annual and interim periods beginning after December 15, 2020. Early adoption is permitted. The Company is currently evaluating the effect of adopting this ASU on the Company’s financial statements and related disclosures.
In August 2018, the FASB issued ASU No. 2018-13, Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement (Topic 820) (“ASU No. 2018-13”). ASU No. 2018-13 adds, modifies, and removes certain fair value measurement disclosure requirements. ASU No. 2018-13 is effective for annual and interim periods beginning after December 15, 2019. Early adoption is permitted. The Company’s adoption of ASU No. 2018-13 is not expected to have a material impact on its consolidated financial statements.
In August 2018, the FASB issued ASU No. 2018-15, Intangibles - Goodwill and Other Internal-use-software (Subtopic 350-40): Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract (“ASU No. 2018-15”). ASU No. 2018-15 amends current guidance to align the accounting for costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing costs associated with developing or obtaining internal-use software. The guidance in ASU No. 2018-15 is effective for annual and interim periods beginning after December 15, 2019, with early adoption permitted. The Company’s adoption of ASU No. 2018-15 is not expected to have a material impact on its consolidated financial statements.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350) - Simplifying the Test for Goodwill Impairment (“ASU No. 2017-04”). ASU No. 2017-04 eliminates step 2 from the goodwill impairment test and instead requires an entity to measure the impairment of goodwill assigned to a reporting unit if the carrying value of assets and liabilities assigned to the reporting unit, including goodwill, exceeds the reporting unit’s fair value. The guidance in ASU No. 2017-04 is effective for annual and interim goodwill tests completed by the Company beginning on January 1, 2020. After the adoption of this standard, which will be applied prospectively, the Company will follow a one-step model for goodwill impairment. The Company’s adoption of ASU No. 2017-04 is not expected to have a material impact on its consolidated financial statements.

4. Revenues from Contracts with Customers
On January 1, 2018, Cronos Group adopted ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which establishes principles for reporting information about the nature, amount, timing, and uncertainty of revenue and cash flows arising from an entity’s contracts with customers. Cronos Group elected to apply the guidance using the modified retrospective transition method. Cronos Group disaggregates net revenues based on product type. Receivables were $5,238 at September 30, 2019 (2018 – $3,052). The Company recorded a CECL of $280 as of September 30, 2019 (2018 – $37).
Cronos Group offers discounts to customers for prompt payment and calculates cash discounts as a percentage of the list price based on historical experience and agreed-upon payment terms. Cronos Group records an allowance for cash discounts, which is included as a contra-asset against receivables on Cronos’ consolidated balance sheets.
Revenue is measured net of returns. As a result, the Company is required to estimate the amount of returns based on the historical data by customer and product type, adjusted for forward-looking information. This is included in other accrued liabilities on the Company’s consolidated balance sheets. The Company estimates sales returns based principally on historical volume and return rates, as a reduction to revenues. The difference between actual sales and estimated sales returns is recorded in the period in which the actual amounts become known. These differences, if any, have not had a material impact on the Company’s consolidated financial statements.
Upon return, products can be extracted from dried cannabis, resold, or destroyed depending on the nature of the product. The Company has assessed that the amount recoverable is immaterial.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

5. Inventory
Inventory is comprised of the following items:

	As of
	September 30, 2019	December 31, 2018
Raw materials	$1,690	$2,577
Work-in-process – dry cannabis	8,459	1,596
Work-in-process – cannabis oils	20,745	—
Finished goods – dry cannabis	713	1,502
Finished goods – cannabis oils	1,953	1,123
Supplies and consumables	2,255	588
Cannabinoid infused products	2,630	—
Total	$38,445	$7,386
Inventory is written down for any obsolescence or when the net realizable value of inventory is less than the carrying value. For the nine months ended September 30, 2019, the Company recorded write-downs related to inventory of $5,424. There were no inventory write-downs for the nine months ended September 30, 2018.

6. Investments
(a)Variable Interest Entities
The Company holds variable interests in Cronos Growing Company Inc. (“GrowCo”), Cronos Australia Ltd. (“Cronos Australia”) and MedMen Canada Inc. (“MedMen Canada”). The Company has made this conclusion based on the facts and circumstances surrounding these investments detailed in the Annual Financial Statements. There have been no changes in the Company’s conclusion during the year ended December 31, 2019, with the exception of Cronos Australia which is no longer a variable interest entity as at December 31, 2019. Cronos Australia, a joint venture incorporated under the Corporations Act 2001 (Australia) on December 6, 2016, was formed to apply for the necessary licenses with the objective of cultivating cannabis and exporting domestically grown cannabis or medicinal cannabis and to undertake the permitted action upon the grant of each of the licenses. Cronos holds variable interests in Cronos Australia through its 50 percent holdings in its common shares and other debt in the entity. Cronos Group’s maximum exposure to loss from the Cronos Australia investment is $1,325 (2018 – $1,051). Cronos Australia’s economic performance is driven by the ability to import, export and sell cannabis and cannabis products.
The Company’s investments in GrowCo, Cronos Australia or MedMen Canada are exposed to economic variability from each entity’s performance, however the Company does not consolidate the entities as it does not have the power to direct the activities that most significantly impact the entities’ economic performance; thus Cronos Group is not considered the primary beneficiary of the entity. These investments are accounted for as equity method investments classified as Investments in Equity Accounted Investees in the consolidated balance sheets. Cronos Group’s maximum exposure to loss from the Cronos Growco and MedMen Canada investments are $20,192 (2018 – $3,068) and $1,441 (2018 – $1,450), respectively.
(b)Net investment in equity accounted investees
A reconciliation of the carrying amount of the investments in associates and joint ventures is as follows:

	Whistler	MedMen Canada	Cronos GrowCo	Cronos Australia	NatuEra	Total
As of January 1, 2019	$2,960	$—	$—	$—	$—	$2,960
Share of net income (loss)	29	36	(87)	(892)	(590)	(1,504)
Capital contributions (disposals)	(3,073)	—	1,658	—	—	(1,415)
Advances to joint ventures applied to (transferred from) carrying amount of investments	—	(36)	(22)	764	220	926
Change due to currency translation	84	—	3	(3)	(2)	82
As of September 30, 2019	$—	$—	$1,552	$(131)	$(372)	$1,049

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

	Whistler	MedMen Canada	Cronos GrowCo	Cronos Australia	Total
As of January 1, 2018	$2,791	$—	$—	$—	$2,791
Share of net income	50	—	—	—	50
Capital contributions (disposals)	—	78	78	—	156
Change due to currency translation	157	—	—	—	157
As of September 30, 2018	$2,998	$78	$78	$—	$3,154
Whistler was incorporated in British Columbia, Canada and is a License Holder with production facilities in British Columbia, Canada. Although the Company held less than 20% of the ownership interest and voting control of Whistler, the Company had the ability to exercise significant influence through its power to elect board members. The Company fully divested of its investment in Whistler during the nine months ended September 30, 2019.
(c)Advances to Joint Ventures

	NatuEra Colombia (i)	MedMen Canada (ii)	Cronos GrowCo	Cronos Australia (iii)	Total
As of January, 1 2019	$—	$1,244	$2,970	$475	$4,689
Advances (repayments)	220	(9)	15,466	274	15,951
Advances to joint ventures recovered from (applied to) carrying amount of investments	(220)	36	22	(764)	(926)
Change due to currency translation		36	150	15	201
As of September 30, 2019	$—	$1,307	$18,608	$—	$19,915

	NatuEra Colombia (i)	MedMen Canada (ii)	Cronos GrowCo	Cronos Australia (iii)	Total
As of January 1, 2018	$—	$—	$—	$—	$—
Advances (repayments)	—	1,373	9	696	2,078
Change due to currency translation	—	(4)	—	(2)	(6)
As of September 30, 2018	$—	$1,369	$9	$694	$2,072

(i)	$226 (December 31, 2018 – $nil) is governed by an unsecured promissory note bearing interest at a rate of 1% per annum. The loan is due January 25, 2020.

(ii)	Advance is unsecured, non-interest bearing, and there are no terms of repayment.

(iii)
A$1,500 governed by an unsecured loan bearing interest at a rate of 12% per annum, calculated and compounded daily, in arrears, on the amounts advanced from the date of each advance. The loan is due on January 1, 2022. If the loan is overdue, the outstanding amount bears interest at an additional 2% per annum. Advances in excess of the loan amount are unsecured, non-interest bearing, and there are no terms of repayment.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

7. Other Investments
Other investments consist of investments in common shares and warrants of several companies in the cannabis industry. At December 31, 2018 the investment balance consisted only of shares in Canopy Growth Corporation which are quoted in an active market as of the relevant period end date and, as a result, had a reliably measurable fair value as of such period end date, with changes in the fair value recorded through profit or loss. Upon adoption of ASU 2016-01, as at January 1, 2018, the gains and losses on the Canopy investment were reclassified from fair value through other comprehensive income to fair value through net income.
During the nine months ended September 30, 2019, the Company sold all remaining 11,062 common shares of Canopy for gross proceeds of $355 (2018 – 18,436 shares for gross proceeds of $543).
In connection with the divestiture of the investment in Whistler described in Note 6, the Company received 2,524,341 common shares of Aurora. During the nine months ended September 30, 2019, the Company sold all 2,524,341 common shares of Aurora, for gross proceeds of $19,259.
During the nine months ended September 30, 2018, the Company exercised 182,927 share warrants for aggregate consideration of $90, for additional common shares of Vivo. Prior to the exercise, the share warrants were revalued to fair value using the Black-Scholes option pricing model. These Vivo shares were revalued to their fair value at the end of the period, with changes in the fair value recorded through profit or loss. Subsequently, the Company sold all of its shares of Vivo for proceeds of $220.

8. Accumulated Other Comprehensive Income (Loss)
The following is a continuity schedule of accumulated other comprehensive income (loss):

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Net unrealized gain (loss) on revaluation and disposal of other investments
Balance at beginning of period	$5	$446	$5	$2
Cumulative effect from adoption of ASU 2016-01	—	(444)	—	—
Balance at September 30	5	2	5	2
Net foreign exchange gain (loss) on translation of foreign operations
Balance at beginning of period	(9,875)	2,456	11,968	(4,188)
Net unrealized (loss) gain	9,429	(3,829)	(12,414)	2,815
Balance at September 30	(446)	(1,373)	(446)	(1,373)
Total other comprehensive income (loss)	$(441)	$(1,371)	$(441)	$(1,371)

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

9. Loans Receivable

	As of
	September, 2019	December 31, 2018
Current portion
NatuEra series A loan(i)	$4,575	$—
Evergreen loan(ii)	—	230
Add: accrued interest	19	—
Total current portion of loans receivable	4,594	230
Long term portion		—
Cronos GrowCo credit facility(iii)	20,734	—
2645485 Ontario Inc. (“Mucci) promissory note(iv)	12,349	—
Add: accrued interest	212	—
Total long term portion of loans receivable	33,295	—
Total loans receivable	$37,889	$230

(i)
On September 27, 2019, the Company entered into a master loan agreement (the “series A loan”) for $4,575 with NatuEra with effect as of August 29, 2019. The total series A loan is $9,150, of which the Company has committed to fund 50% and its joint venture partner has committed to fund the remaining 50%. The outstanding principal amount bears interest at a fixed annual rate of 5.67% with a maturity date of August 29, 2020.

(ii)
On June 9, 2014, the Company entered into a general service agreement with Evergreen Medicinal Supply Inc. (“Evergreen”) for $194. The loan is due on demand and accrued interest at a fixed annual rate of 8%, up to March 31, 2017, calculated and payable annually in arrears. During the three and nine months ended September 30, 2019, the Company received cash repayment of $230 on the loan receivable from Evergreen.

(iii)
On August 23, 2019, the Company entered into a credit agreement with Cronos GrowCo in respect of a C$100,000 ($75,530) secured non-revolving term loan credit facility (the “credit facility”). The credit facility will mature on March 31, 2031 and will bear interest at varying rates based on the Canadian prime rate. Interest began to accrue as of the closing date and is payable on a quarterly basis until maturity, except that any interest accrued prior to March 31, 2021 will be payable not later than December 31, 2021.The principal is payable on a quarterly basis commencing on March 31, 2021. The credit facility is secured by substantially all present and after acquired property of Cronos GrowCo and its subsidiaries. Mucci, the other 50% shareholder of Cronos GrowCo, has provided a limited recourse guarantee in favour of the Company, secured by Mucci’s shares in Cronos GrowCo.

As at September 30, 2019, Cronos GrowCo had drawn C$27,450 (U$20,734) from the credit facility.

(iv)
On June 28, 2019, the Company entered into a promissory note receivable agreement (the “promissory note”) for C$16,350 ($12,349) with Mucci. The outstanding principal amount of the promissory note bears interest at 3.95% and is due within 90 days of demand. The Company does not intend to demand the loan within 12 months. Interest accrued under the promissory note until July 1, 2021 shall be satisfied by a way of capitalization on the principal amount and interest thereafter shall be paid in cash on a quarterly basis. The loan is secured by a general security agreement covering all assets of Mucci.

10. Loans Payable
On August 23, 2017, Peace Naturals, as borrower, signed a construction loan agreement with Romspen Investment Corporation as lender, to borrow C$40,000 ($31,860), to be funded by way of multiple advances. The aggregate advances were limited to C$35,000 ($27,877) until the lender received an appraisal valuing the property in British Columbia at an amount of not less than C$8,000 ($6,372). The loan bore interest at a rate of 12% per annum, calculated and compounded monthly, in arrears, on the amounts advanced from the date of each advance. The term of the loan was two years, with the borrower’s option to extend for another twelve months.
As of December 31, 2018, C$20,951 ($15,625) was outstanding relating to the construction loan payable, including accrued interest of C$121 ($89) and transaction costs of C$481 ($353), in addition to C$7,887 ($5,783) of holdback payable relating to the loan. These amounts payable are included in Accounts payable and other liabilities.
On January 23, 2019, the Company entered into a credit agreement with Canadian Imperial Bank of Commerce, as administrative agent and lender, and the Bank of Montreal, as lender, in respect of a C$65,000 ($48,715) secured non-revolving term loan credit facility (the “Credit Facility”). The Company used the funds available under the Credit Facility to fully repay the construction loan payable, consisting of C$21,311 ($15,971) in loan principal and C$275 ($206) in accrued interest and fees, calculated for the period from January 1, 2019 to January 22, 2019.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

On March 8, 2019, the Credit Facility was fully repaid. In connection to the Credit Facility, the Company incurred financing costs of C$523 ($395) which were expensed upon repayment of the Credit Facility.
As at September 30, 2019, the construction loan and holdback payable are both $nil and included within the balance of Accounts payable and other liabilities.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

11. Derivative Liabilities
On March 8, 2019, the Company closed the previously announced investment in the Company (the “Altria Investment”) by Altria Group, Inc. (“Altria”), pursuant to a subscription agreement dated December 7, 2018. The Altria Investment consists of 149,831,154 common shares of the Company, refer to Note 14, and one warrant of the Company (the “Altria Warrant”), refer to Note 11(a), issued to a wholly owned subsidiary of Altria. As of the closing date, Altria beneficially held an approximate 45% ownership interest in the Company (calculated on a non-diluted basis). As summarized in this note, if exercised in full on such date, the exercise of the Altria Warrant would result in Altria holding a total ownership interest in the Company of approximately 55% (calculated on a non-diluted basis). Pursuant to the investor rights agreement between the Company and Altria, entered into in connection with the closing of the Altria Investment (the “Agreement”), the Company granted Altria certain rights, among others, summarized in this note.
The summaries below are qualified entirely by the terms and conditions fully set out in the Agreement and the Altria Warrant, as applicable.

(a)
The Altria Warrant entitles the holder, subject to certain qualifications and limitations, to subscribe for and purchase up to an additional 10% of the common shares of Cronos (73,990,693 common shares as at March 31, 2019) at a per share exercise price of C$19.00 , which expires at 5:00 p.m. (Toronto time) on March 8, 2023. The number of common shares of the Company to which the holder is entitled, and the corresponding exercise price, is subject to adjustment in the event of a share dividend, share issuance, distribution, or share subdivision, split or other division, share consolidation, reverse-split or other aggregation, share reclassification, a capital reorganization, consolidation, amalgamation, arrangement, binding share exchange, merger or other combination, certain securities issuances, repurchases, redemptions or certain other actions that would result in a reduction in the number of common shares of the Company outstanding, in each case, executed by the Company. If and whenever there is a reclassification of the common shares or a capital reorganization of the Company, or a consolidation, amalgamation, arrangement, binding share exchange or merger of the Company, in each case executed by the Company and pursuant to which (i) in the event the consideration received by the Company’s shareholders is exclusively cash, the Company or the successor entity (as applicable) is required to purchase the Altria Warrant in cash equal to the amount by which the purchase price per share paid for the common shares acquired exceeds the exercise price of the Altria Warrant multiplied by the number of common shares that would have been issuable upon exercise of the Altria Warrant immediately prior to any such transaction, and (ii) in the event the consideration received by the Company’s shareholders is not exclusively cash, the Altria Warrant will remain outstanding in accordance with its terms until any subsequent exercise of the Altria Warrant, at which time the holder thereof will receive in lieu of each share that would have been issuable upon the exercise of the Altria Warrant immediately prior to any such transaction, the kind and amount of cash, the number of shares or other securities or property resulting from any such transaction, that such holder would have been entitled to receive had such holder been the registered holder of such shares that would have been issuable upon the exercise of the Altria Warrant on the record date or effective date of the transaction (as applicable).

(b)
The Company granted to Altria, subject to certain qualifications and limitations, upon the occurrence of certain issuances of common shares of the Company executed by the Company (including issuances pursuant to the research and development partnership with Ginkgo Bioworks Inc. (the “Ginkgo Agreement”) the right to purchase up to such number of common shares of the Company in order to maintain their ownership percentage of issued and outstanding common shares of the Company immediately preceding any shares so issued by the Company (“Pre-emptive Rights”), at the same price per common share of the Company at which the common shares of the Company are sold in the relevant issuance; provided that the price per common share of the Company to be paid pursuant to its exercise of its Pre-emptive Rights related to the Ginkgo Agreement will be C$16.25 per common share of the Company. These rights may not be exercised if Altria’s ownership percentage of the issued and outstanding shares of the Company falls below 20%.

(c)
In addition to (and without duplication of) the Pre-emptive Rights, the Company granted to Altria, subject to certain qualifications and limitations, the right to subscribe for common shares of the Company issuable in connection with the exercise, conversion or exchange of convertible securities of the Company issued prior to March 8, 2019 or thereafter (excluding any convertible securities of the Company owned by Altria or any of its subsidiaries), a share incentive plan of the Company, the exercise of any right granted by the Company pro rata to all shareholders of the Company to purchase additional common shares and/or securities of the Company, bona fide bank debt, equipment financing or non-equity interim financing transactions that contemplate an equity component or bona fide acquisitions (including acquisitions of assets or rights under a license or otherwise), mergers or similar business combination transactions or joint ventures involving the Company in order to maintain their ownership percentage of issued and outstanding common shares of the Company immediately preceding any such transactions (“Top-up Rights”).

The price per common share to be paid by Altria pursuant to the exercise of its Top-up Rights will be, subject to certain limited exceptions, the 10-day volume-weighted average price of the common shares of the Company on the TSX at the time of exercise; provided that the per price per common share of the Company to be paid by Altria pursuant to the exercise of its Top-up Rights in connection with the issuance of common shares of the Company pursuant to the exercise of options or warrants that are

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts outstanding as of March 8, 2019 will be C$16.25 per common share. These rights may not be exercised if Altria’s ownership percentage of the issued and outstanding shares of the Company falls below 20%.
The Altria Warrant, Pre-emptive Rights, and fixed price Top-up Rights have been classified as derivative liabilities; related transaction costs of $22,355 have been expensed as financing costs. A reconciliation of the carrying amounts from the date of initial recognition, March 8, 2019, to September 30, 2019 is presented below:

	As of March 8, 2019	Gain on revaluation	Exercise of Rights	Foreign exchange impact	As of September 30, 2019
(a) Altria Warrant	$1,086,920	$(785,560)	$—	$13,611	$314,971
(b) Pre-emptive Rights	92,548	(73,941)	—	1,143	19,750
(c) Top-up Rights	386,152	(298,507)	(14,850)	4,511	77,306
	$1,565,620	$(1,158,008)	$(14,850)	$19,265	$412,027
The following is a reconciliation of the carrying amounts for the three months ended September 30, 2019:

	As of July 1, 2019	Gain on revaluation	Exercise of Rights	Foreign exchange impact	As of September 30, 2019
(a) Altria Warrant	$763,133	$(440,987)	$—	$(7,175)	$314,971
(b) Pre-emptive Rights	61,382	(41,070)	—	(562)	19,750
(c) Top-up Rights	244,355	(150,425)	(14,391)	(2,233)	77,306
	$1,068,870	$(632,482)	$(14,391)	$(9,970)	$412,027
Fluctuations in the Company’s share price are a primary driver for the changes in the derivative valuations during each reporting period. During the period ended September 30, 2019, the Company’s share price decreased significantly from initial valuations made at the time of closing of the Altria Investment. As the share price decreases for each of the related derivative instruments, the value to the holder of the instrument generally increases. Share price is one of the significant observable inputs used in the fair value measurement of each of the Company’s derivative instruments.
The fair values of the derivative liabilities were determined using the Black-Scholes pricing model as at March 8, 2019 and September 30, 2019, applying the following inputs:

	As of March 8, 2019			As of September 30, 2019
	Altria Warrant	Pre-emptive Rights	Top-up Rights	Altria Warrant	Pre-emptive Rights	Top-up Rights
Share price at grant date (per share in C$)	$29.15	$29.15	$29.15	$11.97	$11.97	$11.97
Subscription price (per share in C$)	$19.00	$16.25	$16.25	$19	$16.25	$16.25
(i) Weighted average risk-free interest rate	1.65%	1.64%	1.64%	1.49%	1.65%	1.61%
(ii) Weight average expected life (in years)	4.00	2.00	2.68	3.43	1.50	1.91
(iii) Expected annualized volatility	80%	80%	80%	82%	82%	82%
Expected dividend yield	—%	—%	—%	—%	—%	—%

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

(i) The risk-free interest rate was based on Bank of Canada government treasury bills and bonds with a remaining term equal to the expected life of the derivative liabilities.
(ii) The expected life in years represents the period of time that the derivative liabilities are expected to be outstanding. The expected life of the Pre-emptive Rights and Top-up Rights is determined based on the expected term of the underlying options, warrants, and shares, to which the Pre-emptive Rights and Top-up Rights are linked.
(iii) Volatility was based on the blended historical volatility levels of the Company and peer companies.
The following table quantifies each of the significant unobservable inputs described above and provides a sensitivity analysis of the impact on the reported values of the derivative liabilities. The sensitivity analysis for each significant input is performed by assuming a 10% change in the input while other significant inputs remain constant at management’s best estimate as of the respective dates. As at March 8, 2019, there would be an equal but opposite impact on share capital, refer to Note 14, and as at September 30, 2019, there would be an equal but opposite impact on net income (loss).

	Decrease (Increase) at March 8, 2019			Decrease (Increase) at September 30, 2019
	Altria Warrant	Pre-emptive Rights	Top-up Rights	Altria Warrant	Pre-emptive Rights	Top-up Rights
Share price at issuance date	$138,098	$13,183	$52,113	$46,496	3,748	$13,567
Weighted average expected life	31,021	2,591	9,687	20,080	2,332	2,807
Expected annualized volatility	56,958	3,743	16,493	37,917	2,596	9,553
These inputs are level 3 on the fair value hierarchy, and are subject to volatility and several uncontrollable factors, which could significantly affect the fair value of these derivative liabilities in future periods.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

12. Property, Plant and Equipment
Property, plant and equipment, net consisted of the following:

	As of
	September 30, 2019	December 31, 2018
Cost
Land	$3,672	$2,451
Building	149,404	15,875
Furniture and equipment	10,235	4,788
Computer equipment	826	340
Leasehold improvements	2,608	1,161
Construction in progress	3,833	103,728
Less: accumulated depreciation and amortization	(7,224)	(2,438)
Total	$163,354	$125,905
During the nine months ended September 30, 2019, there were non-cash additions from the amortization of capitalized transaction costs and the capitalization of accrued interest to construction in progress and building structures amounting to $516 (2018 – $420). In addition, advances from non-controlling interests accrued interest of $61 (2018 – $nil) which were capitalized to building structures during the nine months ended September 30, 2019. Additions also include property, plant and equipment purchased from the Apotex Fermentation Inc. Asset Purchase Agreement that closed in July 2019. During the nine months ended September 30, 2019, $1,628 (2018 – $104) of the current period’s depreciation expense was recorded as part of cost of sales. An additional $3,918 (2018 – $533) of depreciation expense was capitalized to inventory.

13. Intangible Assets and Goodwill
(a)Intangible Assets
Intangible assets are comprised of the following items:

	Weighted Average Amortization Period (in years)	As of September 30, 2019			As of December 31, 2018
		Cost	Accumulated Amortization	Net	Cost	Accumulated Amortization	Net
Software	N/A	$784	$177	$607	$264	$53	$211
Health Canada licenses	17	8,480	838	7,642	8,217	465	7,752
Lord JonesTM brand	N/A	64,000	—	64,000	—	—	—
Israeli codes (i)	25	296	—	296	274	—	274
		$73,560	$1,015	$72,545	$8,755	$518	$8,237
(i)     Israeli codes were transferred by non-controlling interests to Cronos Israel in exchange for their equity interests in the Cronos Israel entities specified above. The corresponding facilities are currently under construction. Amortization will begin when the facilities are available for use.
The net carrying value of intangible assets as of September 30, 2019 includes $296 (2018 – $274) of intangible assets in progress, relating to the Israel code.
The aggregate amortization for the period was $480 (2018 – $410). Intangible asset additions in the nine months ended September 30, 2019 included the Lord JonesTM brand for $64,000. There were no intangible asset disposals in the nine months ended September 30, 2019.
The amortization expense for the next 5 five years on intangible assets in use is estimated to be as follows: 2020 – $531; 2021 – $520; 2022 – $496; 2023 – $480; and 2024 – $479.
(a)Goodwill

	As of December 31, 2018	Additions	Change due to currency translation	As of September 30, 2019
OGBC	$287	$—	$9	$296
Peace Naturals	1,027	—	29	1,056
Redwood	—	213,273		213,273
	$1,314	$213,273	$38	$214,625

14. Capital Stock
(a)    Common shares
The Company is authorized to issue an unlimited number of no par value common shares.
The holders of the common shares are entitled to receive dividends, which may be declared from time to time, and are entitled to one vote per share at shareholder meetings of the Company. All common shares are ranked equally with regards to the Company’s residual net assets.
During the three months ended September 30, 2019, the Company issued 5,086,586 common shares as part of the purchase consideration for the acquisition of Redwood, refer to Note 18.
During the nine months ended September 30, 2019, the Company issued 149,831,154 common shares in connection with the Altria Investment. The total gross proceeds received by the Company were $1,809,556, which was first allocated to the derivative liabilities issued in connection with the Altria Investment, and the residual of $248,302 was allocated to share capital. Pursuant to the Altria Investment, the Company incurred transaction costs of $25,223, of which $3,642 was allocated to share capital and $21,581 to the derivative liabilities based on the relative fair values assigned to the respective components. During the three and nine months ended September 30, 2019, the Company issued 2,514,459 and 2,565,397 common shares upon Altria’s exercise of Top-up Rights, respectively, for gross cash proceeds of $30,947 and $31,566, in addition to $14,391 and $14,943 partial extinguishment of derivative liability respectively. During the nine months ended September 30, 2018, the Company issued 15,677,143 common shares for aggregate gross proceeds of $115,510 through a bought deal offering.
There were no share repurchases during the nine months ended September 30, 2019 and 2018.
(b)     Top-up Rights – market price
As part of the Altria Investment, the Company granted Top-up Rights to Altria see Note 11. For options or warrants granted after
March 8, 2019, the price per common share to be paid by Altria pursuant to the exercise of its Top-up Rights will be, subject to certain limited exceptions, the 10-day volume-weighted average price of the common shares of the Company on the
TSX at the time of exercise. No value is assigned to these rights until they are exercised. These rights may not be exercised if Altria’s ownership percentage of the issued and outstanding shares of the Company falls below 20%.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

15. Share-based Payments
(a)Warrants
The following is a summary of the changes in warrants during the nine months ended September 30, 2019 and 2018:

	Weighted average exercise price (C$)	Number of warrants
Balance at January 1, 2019	$0.26	25,457,623
Exercise of warrants	0.26	(7,390,961)
Balance at September 30, 2019	$0.26	18,066,662

Balance at January 1, 2018	$0.24	38,654,654
Exercise of warrants	0.22	(13,114,336)
Expiry of warrants	0.26	(82,695)
Balance at September 30, 2018	$0.25	25,457,623
As of September 30, 2019 2019, the Company had outstanding warrants as follows:

Grant Date	Expiry date	Number of warrants	Weighted average exercise price (C$)
October 8 – 28, 2015	October 8 – 28, 2020	2,976,610	$0.31
May 13 – 27,2016	May 13 – 27, 2021	15,090,052	0.25
		18,066,662	$0.26
(b)    Stock options

(i)	Stock option plans
The Company adopted an amended and restated stock option plan dated May 26, 2015 (the “2015 Stock Option Plan”) which was approved by shareholders of the Company at the annual general meeting of shareholders held on June 28, 2017. The 2015 Stock Option Plan allowed the Board to award options to purchase shares to directors, officers, key employees and service providers of the Company.
On June 28, 2018, the shareholders of the Company approved a new stock option plan (the “2018 Stock Option Plan”) under the terms and valuation methods detailed in the Annual Financial Statements. For the nine months ended September 30, 2019, the total stock-based compensation expense associated with the stock option plans $7,949 (2018 – $5,969).

(ii)	Summary of changes
The following is a summary of the changes in options during the three months ended September 30, 2019 and 2018:

	Weighted average exercise price (C$)	Number of options	Weighted average remaining contractual term (years)	Aggregate intrinsic value (C$)
Balance at January 1, 2019	$2.99	12,902,995	3.35	$146,965
Issuance of options	20.08	1,534,162	—	—
Exercise of options and SARs	3.72	(254,199)	—	—
Cancellation of options	0.00	(5,083)	—	—
Balance at September 30, 2019	$4.83	14,177,875	2.81	$87,477
Exercisable at September 30, 2019	$2.66	7,442,390	2.47	$62,144

Balance at January 1, 2018	$2.05	11,603,750	4.05	$89,233
Issuance of options	7.98	1,830,000	0.00	—
Exercise of options	1.38	(572,383)	0.00	—
Cancellation of options	2.92	(12,792)	0.00	—
Balance at September 30, 2018	$2.92	12,848,575	3.58	$146,859
Exercisable at September 30, 2018	$2.17	4,854,301	3.36	$59,125
The weighted average share price at the dates the options were exercised during the nine months ended September 30, 2019 was C$24.42 per share (2018 – C$9.17 per share).

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

(iii)	Fair value of options issued
The fair value of the options issued was determined using the Black-Scholes option pricing model, using the following inputs:

	2019	2018
Share price at grant date (per share)	$15.34 -24.75	C$7.57 – $14.70
Exercise price (per option)	C$15.34 - $24.75	C$7.57 – $14.70
Risk-free interest rate	1.39% - 1.62%	2.01% -2.45%
Expected life of options (in years)	5	5-7
Expected annualized volatility	89%	55%
Expected dividend yield	—%	—%
Weighted average Black-Scholes value at grant date (per option)	C$10.60 - $15.91	C$3.72 - $8.42
Forfeiture rate	—	—
The expected life of the awards represents the period of time stock options are expected to be outstanding and is estimated considering vesting terms and employees’ and non-employees’ historical exercise and post-vesting employment termination behavior. Volatility was estimated by using the historical volatility of the Company, adjusted for the Company’s expectation of volatility going forward. The risk-free interest rate was based on the Bank of Canada government bonds with a remaining term equal to the expected life of the options at the grant date.
(c)Restricted stock units
On September 5, 2019, the Company issued an aggregate of 732,972 restricted stock units (“RSUs”) to certain employees in connection with the acquisition of Redwood and pursuant to Employment Inducement Award Plan. Each RSU entitles the holder to receive upon vesting one common share of the Company. The fair value of these RSUs has been determined based on the quoted market price on the date of issuance of C$15.34 per share. The RSUs vest over a three-year period following the grant date and have no performance requirements. For the three and nine months ended September 30, 2019, the Company recorded $186 (2018 – $nil) in share-based compensation expense related to these RSUs.
The following is a summary of the changes in RSUs from January 1, 2019 to September 30, 2019:

	Number of RSU's	Share based reserve
Balance at January 1, 2019	$—	$—
Issuance of RSU's	732,972	—
Vesting of issued RSU's	—	186
Balance at September 30, 2019	$732,972	$186
No RSUs were granted or outstanding during 2018.
(d) Deferred share units
On August 10, 2019, the Company established a cash-settled DSU plan for its non-executive directors. The DSU plan is designed to promote a greater alignment of long-term interests between non-executive directors and shareholders. The number of DSUs granted (including fractional DSUs) is determined by dividing the amount of remuneration payable by the closing price as reported by the TSX on the trading day immediately preceding the day of grant. DSUs are payable at the time a non-executive director ceases to hold the office of director for any reason and are settled by a lump-sum cash payment, based on the value of the DSUs at such time. The value of the cash payout is determined by multiplying the number of DSUs vested at the payout date by the closing price as reported by the TSX on the trading day immediately preceding the payout date. The fair value of the payout is determined at each reporting date based on the fair value of the Company’s common shares at the reporting date and is recorded within other liabilities.
The following is a summary of the changes in DSUs from January 1, 2019 to September 30, 2019:

	Number of DSU's	Financial liability
Balance at January 1, 2019	$—	$—
Granting and vesting of DSU's	33,937	454
Gain on revaluation	—	(147)
Balance at September 30, 2019	$33,937	$307
No DSUs were granted or outstanding during 2018.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

16. Earnings (loss) per Share
Basic and diluted earnings (loss) per share are calculated using the following numerators and denominators:

	For the nine months ending September 30,		For the three months ending September 30,
	2019	2018	2019	2018
Basic earnings (loss) per share computation
Net income (loss) attributable to common shareholders of Cronos Group	$1,104,501	$(12,078)	$604,410	$(4,738)
Weighted average number of common shares outstanding	297,964,058	170,097,232	338,957,949	177,483,122
Basic earnings (loss) per share	$3.71	$(0.07)	$1.78	$(0.03)

Diluted earnings (loss) per share computation
Net income (loss) used in the computation of basic earnings (loss) per share	$1,104,501	$(12,078)	$604,410	$(4,738)
Adjustment for gain on revaluation of derivative liabilities	(798,799)	—	(448,041)	—
Net income (loss) used in the computation of diluted income (loss) per share	$305,702	$(12,078)	$156,369	$(4,738)
Weighted average number of common shares outstanding used in the computation of basic earnings (loss) per share	297,964,058	170,097,232	338,957,949	177,483,122
Dilutive effect of warrants	20,080,244	—	17,792,227	—
Dilutive effect of stock options and share appreciation rights	11,030,736	—	10,435,804	—
Dilutive effect of restricted share units	732,972	—	732,972	—
Dilutive effect of Altria Warrant	1,833,853	—	—	—
Dilutive effect of Top-up Rights - exercised and exercisable fixed price	1,976,828	—	1,349,720	—
Weighted average number of common shares for computation of diluted income (loss) per share	333,618,691	170,097,232	369,268,672	177,483,122
Diluted earnings (loss) per share	$0.92	$(0.07)	$0.42	$(0.03)
The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive or because conditions for contingently issuable shares were not satisfied at the end of the reporting period.

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Ginkgo Equity Milestones	14,674,904	—	14,674,904	—
Pre-emptive Rights	12,006,740	—	12,006,740	—
Altria Warrant	—	—	76,392,046	—
Top-up Rights - fixed price	25,126,670	—	25,126,670	—
Top-up Rights - market price	1,255,223	—	1,255,223	—
Stock options	51,830	12,848,575	1,346,902	12,848,575
Warrants	—	25,457,623	—	25,457,623
Total anti-dilutive securities	53,115,367	38,306,198	130,802,485	38,306,198

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

17. Segment Reporting
Segment reporting is prepared on the same basis that the Company’s chief operating decision makers (the “CODMs”) manages the business, makes operating decisions and assesses the Company’s performance. The Company undertook a realignment of its management structure along geographic regions in September 2019. As a result, effective September 2019, the Company's results are reported through the following operating segments: United States and Rest of World. Prior to this, the Company determined that it had one reportable segment, relating to production and sale of cannabis through the Company’s wholly-owned subsidiaries, OGBC and Peace Naturals.
The United States operating segment consists of the manufacture and distribution of hemp-derived CBD infused products. The Rest of World operating segment is involved in the cultivation, manufacture, and marketing of cannabis and cannabis-derived products for the medical and adult-use markets. These two segments represent the geographic regions in which the Company operates and the different product offerings within each geographic region. The results of each segment are regularly reviewed by the CODMs to assess the performance of the segment and make decisions regarding the allocation of resources. The CODMs reviews operating income (loss) as the measure of segment profit or loss to evaluate performance of and allocate resources for its reportable segments. Operating income (loss) is defined as net revenue less cost of sales and operating expenses.
Reporting by operating segments follows the same accounting policies as those used to prepare the consolidated financial statements. The operating segments are presented in accordance with the same criteria used for internal reporting prepared for the CODMs. Inter-segment transactions are recorded at the stated values as agreed to by the segments.
Segment data was as follows for the three months ended September 30, 2019:

	Three months ended September 30, 2019
	United States	Rest of World	Corporate	Total
Consolidated statements of net income (loss) and comprehensive income (loss)
Net revenue
Cannabis flower	$—	$4,639	$—	$4,639
Cannabis extracts	—	454	—	454
Other	675	17	—	692
Net revenue	675	5,110	—	5,785
Equity income (loss)	—	(565)	—	(565)
Interest revenue	—	9,130	—	9,130
Interest expense	—	191	—	191
Net interest income (expense)	—	8,939	—	8,939
Depreciation and amortization	5	591	—	596
Income tax (benefit) expense	—	58	—	58
Net income (loss)	326	612,442	(8,640)	604,128

Consolidated balance sheets
Total assets	$294,651	$299,866	$1,484,379	$2,078,896
Investments in equity accounted investees	—	1,049	—	1,049
Goodwill	213,320	1,305	—	214,625
Purchase of property, plant and equipment	2,038	35,584	—	37,622
Sources of net revenue before excise taxes for the nine months ended September 30, 2019 were as follows:

	Nine months ended September 30,		Three months ended September 30,
	2019	2018	2019	2018
Cannabis flower	$13,285	6,177	$4,668	$2,004
Cannabis extracts	3,642	1,519	904	821
Other	797	140	697	52
Net Revenue before excise taxes	$17,724	$7,836	$6,269	$2,877

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

18. Business Combination
On September 5, 2019, the Company closed the acquisition (the “Redwood Acquisition”) of four Redwood Holding Group, LLC operating subsidiaries (collectively, “Redwood”). Redwood manufactures, markets and distributes U.S. hemp-derived supplements and cosmetics product that are through e-commerce, retail and hospitality channels in the U.S. under the brand Lord Jones™. Redwood’s products use pure U.S. hemp extract that contains natural phytocannabinoids and terpenes found in the plant. The Company plans to leverage Redwood’s capabilities to capitalize on the significant demand to further create and scale U.S. hemp-derived consumer products and brands.
The Company acquired all the issued and outstanding shares of each of the four operating subsidiaries for an aggregate consideration of $283,159, which included $227,224 in cash and 5,086,586 common shares of the Company with a fair value of $56,109. The fair value of the shares issued as part of the consideration paid was based on the volume weighted average trading price of the common shares on Nasdaq on each of the ten consecutive trading days prior to the date of the Membership Interest Purchase Agreement dated August 1, 2019 (the “MIPA”), by and among the Company, Redwood Holding Group, LLC, and certain Key Persons solely for the purposes as described in the MIPA, at C$14.74 per share.
The Redwood acquisition was unanimously approved by the board of directors of Redwood Holdings Group, LLC and by the Board following the unanimous recommendation of a special committee of independent directors (“Special Committee”). A Special Committee composed entirely of independent directors of the Company was formed to evaluate and make recommendations to the Board since since one of our directors, Jason Adler, and Michael Gorenstein, our Chairman, President and Chief Executive Officer, each hold an indirect interest in Redwood Holding Group, LLC by way of their interest in certain funds affiliated with Gotham Green Partners, which funds were equity holders in Redwood Holding Group, LLC. Jason Adler, is the co-founder and Managing Member of Gotham Green Partners, a private equity firm focused primarily on early-stage investing in companies in the cannabis industry, and Michael Gorenstein, is a co-founder and non-managing Member of Gotham Green Partners.
The Redwood Acquisition was accounted for as a business combination as defined in ASC 805 Business Combinations. As a result of the change in control of Redwood, the assets and liabilities of Redwood are recorded at fair value in the consolidated statements of the Company. The following table summarizes the Company’s preliminary allocation of the purchase price to assets acquired and liabilities assumed at the acquisition date.

September 5, 2019
Fair value of net assets acquired
Cash	$2,957
Accounts receivable (i)	646
Prepaid expenses and other assets	205
Inventory	2,806
Property and equipment	1,890
Right-of-use assets	3,533
Intangible assets (ii)	64,037
Goodwill	213,274
Accounts payable and accrued liabilities	(2,688)
Lease obligations	(3,500)
$283,160

(i)	The fair value of acquired accounts receivable is $646. No loss allowance has been recognized on acquisition.

(ii)	Intangible assets include the fair value of brand name of 64,000, the remaining balance relates to software.
For the three and nine months ended September 30, 2019, acquisition-related costs of $5,994 and $8,653 are included in financing and transaction costs respectively. During the period from September 5, 2019 to September 30, 2019, the Company recognized $678 in revenues and a net loss of $326 from Redwood operations. If the acquisition had occurred on January 1, 2019, the Company estimates it would have recorded an increase of $9,577 in revenues and an increase of $1,473 in net income for the nine months ended September 30, 2019.
There were no business combinations during the three and nine months ended September 30, 2018.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

19. Commitments and Contingencies
(a)R&D Commitments

(i)
Ginkgo. On September 4, 2018, the Company announced a research and development partnership with Ginkgo Bioworks Inc.(“Ginkgo”) to develop scalable and consistent production of a wide range of cannabinoids, including THC, CBD and a variety of other lesser known and rarer cannabinoids. As part of this partnership, Cronos Group has agreed to issue up to 14,674,904 common shares of the Company (aggregate value of approximately $100,000 as of July 17, 2018 assuming all milestones are met) (“Ginkgo Equity Milestones”) in tranches and $22,000 in cash subject to Ginkgo’s achievement of certain milestones (“Ginkgo Research and Development Milestones”) and to fund certain R&D expenses, including foundry access fees. On May 9, 2019, the Ginkgo Agreement was amended to expand the scope of services provided by Ginkgo to include support for the Company’s commercialization of cultured cannabinoids, including the provision of certain development, scale up, and manufacturing services by Ginkgo to the Company related to deployment and commercialization of developed products.

(ii)
Technion. On October 15, 2018, the Company announced a sponsored research agreement with the Technion Research and Development Foundation of the Technion - Israel Institute of Technology (“Technion”). Research will be focused on the use of cannabinoids and their role in regulating skin health and skin disorders. The Company has committed to $1,784 of research funding over a period of three years. From October 9, 2018 to September 30, 2019, the Company paid a total of $598 in research funding. An additional $4,900 of cash payments will be paid to Technion upon the achievement of certain milestones.

(b)Purchase and Service Commitments
Altria Services. On February 18, 2019, the Company entered into an agreement with Altria Ventures Inc. (“Altria Ventures”), a wholly-owned subsidiary of Altria, to receive strategic advisory and project management services from Altria Ventures (the “Services Agreement”). Pursuant to the Services Agreement, the Company will pay Altria Ventures a monthly fee equal to the product of one hundred and five percent (105%) and the sum of: (i) all costs directly associated with the services incurred during the monthly period, and (ii) a reasonable and appropriate allocation of indirect costs incurred during the monthly period. The Company will also pay all third party direct charges incurred during the monthly period in connection with the services, including any reasonable and documented costs, fees and expenses associated with obtaining any consent, license or permit. The Services Agreement will remain in effect until terminated by either party.
(c)Supply Commitments
In May 2019, the Company announced a take or pay supply agreement with MediPharm Labs Inc. (“MediPharm”) for cannabis concentrate. MediPharm will supply the Company with approximately C$30,000 of cannabis concentrate over 18 months, and, subject to certain renewal and purchase options, potentially up to C$60,000 over 24 months. In addition, the Company announced a tolling agreement with MediPharm, where the Company may supply bulk quantities of dried cannabis to MediPharm for processing on a fee for service basis into bulk resin or other cannabis oil derivative products.
(d)Contingencies

The Company is party to a number of lawsuits and threatened lawsuits arising in the ordinary course of business. Although the outcome of these matters cannot be predicted with certainty, management does not believe that resolution of these matters will have a material adverse effect on the Company’s consolidated financial condition, but may be material to the Company’s operating results for any particular reporting period depending, in part, on the results from that period.

20. Financial Instruments
(a)Credit Risk
Credit risk is the risk of financial loss to the Company if a customer or counterparty to a financial instrument fails to meet its contractual obligations. The Company is exposed to credit risk from its operating activities, primarily accounts receivable and other receivables, and its investing activities, including cash held with banks and financial institutions, loan receivable, and advances to joint ventures. The Company’s maximum exposure to this risk is equal to the carrying amount of these financial assets.

(i)	Accounts receivable
An impairment analysis is performed at each reporting date using a provision matrix to measure expected credit losses. The provision rates are based on the days past due for groupings of various customer segments with similar loss patterns. The calculation reflects the probability-weighted outcome, the time value of money and reasonable and supportable information that is available at the reporting date about past events, current conditions and forecasts of future economic conditions. Accounts receivable are written off when there is no reasonable expectation of recovery. Indicators that there is no reasonable expectation of recovery include, amongst others, the failure of a debtor to engage in a repayment plan, and a failure to make contractual payments for a period of greater than 120 days past due. For

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts the three months ended September 30, 2019, the Company recognized an approximate expected credit loss allowance of $280 (December 31, 2018 – $37).
The Company has assessed that there is a concentration of credit risk, as 49% of the Company’s accounts receivable were due from two customers as at September 30, 2019 (December 31, 2018 – 88% due from five customers) with an established credit history with the Company.

(ii)	Cash
The Company held cash of $1,114,414 at September 30, 2019 (December 31, 2018 – $23,927). The cash is held with central banks and financial institution counterparties that are highly rated. To date, the Company has not experienced any losses on its cash deposits.

(iii)	Advances to joint ventures
The Company has assessed that there has been no significant increase in credit risk of these advances from initial recognition based on the financial position, and the regulatory and economic environment of the borrowers. Based on historical information, and adjusted for forward-looking expectations, the Company has assessed an insignificant loss allowance on these advances as at September 30, 2019 and December 31, 2018.
(b)Liquidity risk
Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they become due, and arises principally from the Company’s accounts payable and other liabilities, holdbacks payable, government remittances payable, construction loan payable, and due to non-controlling interests. The Company’s policy is to review liquidity resources and ensure that sufficient funds are available to meet financial obligations as they become due. Further, the Company’s management is responsible for ensuring funds exist and are readily accessible to support business opportunities as they arise. The Company’s funding is primarily provided in the form of capital raised through the issuance of common shares and warrants.
As at September 30, 2019, 51% of the Company’s payables were due to one vendor (December 31, 2018 – 35% due to one vendor).
(c)Market risk
Market risk is the risk that the fair value of, or future cash flows from, the Company’s financial instruments will significantly fluctuate due to changes in market prices. The value of the financial instruments can be affected by changes in interest rates, market and economic conditions, and equity and commodity prices. The Company is exposed to market risk in divesting its investments, such that unfavorable market conditions could result in dispositions of investments at less than favorable prices. Further, the revaluation of securities classified as fair value through other comprehensive income could result in significant write-downs of the Company’s investments, which would have an adverse impact on the Company’s financial position.
The Company previously managed market risk by having a portfolio of securities from multiple issuers, such that the Company was not singularly exposed to any one issuer. During the three months ended September 30, 2019, the Company substantially divested from its investments subject to market risk.
(d)Currency rate risk
Currency rate risk is the risk that the fair value of, or future cash flows from, the Company’s financial instruments will significantly fluctuate due to changes in foreign exchange rates. The Company is exposed to this risk on advances to joint ventures denominated in the A$ and dollars. The Company is further exposed to this risk through subsidiaries operating in Israel and the U.S. The Company does not currently use foreign exchange contracts to hedge its exposure to currency rate risk as management has determined that this risk is not significant at this point in time. As such, the Company’s financial position and financial results may be adversely affected by the unfavorable fluctuations in currency exchange rates.

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

21. Fair Value Measurement
The Company complies with FASB ASC 820, Fair Value Measurements, for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The following represents information about the Company’s assets that are measured at fair value on a recurring basis as of March 31, 2019 and December 31, 2018, and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value.
Level 1 – Fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. In these consolidated financial statements, other investments (Canopy and Vivo shares) are included in this category.
Level 2 – Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. In these consolidated financial statements, Vivo share purchase warrants are included in this category.
Level 3 - Fair values determined by Level 3 inputs are unobservable data points for the asset or liability, and includes situations where there is little, if any, market activity for the asset or liability. In these consolidated financial statements the Altria derivative liabilities are included in this category.
There were no transfers between categories during the periods presented.
Balance sheet items which are dependent upon Level 3 fair value measurement include certain equity investments, as well as certain derivative liabilities.

22. Supplemental Cash Flow Information
The net changes in non-cash working capital items are as follow:

	For the nine months ended September 30,
	2019		2018
Accounts receivable	$(1,991)		$(1,609)
Other receivables	(3,315)		(5,289)
Prepaids and other receivables	(5,930)		(7,330)
Current portion of loans receivable	(4,607)
Inventory	(33,903)		(2,711)
Accounts payable and other liabilities	29,878		(3,848)
Holdbacks payable	(5,916)		567
Government remittances payable	(286)		—
Add back: net working capital assumed on acquisition	972		—
Total	$(25,098)	$	$(20,220)

23. Non-monetary Transaction

On March 28, 2019, the Company entered into two transactions to simultaneously purchase and sell inventory to a third party. The Company purchased cannabis resin from the third party and in turn sold cannabis dry flower to the third party. The transactions involved the exchange of work in progress inventory and were accounted for in accordance with ASC 845 Non-monetary transactions at the carrying value of inventory transferred by the Company, which equaled the value of the cannabis resin received. No revenue was recognized as a result of this transaction and no gain or loss was recognized in the Consolidated Statements of Operations and Comprehensive Income (Loss).

In September 2019, the Company entered into three transactions to simultaneously purchase and sell inventory to a third party. The Company purchased cannabis resin and cannabis tincture oil and in turn sold cannabis dry flower to the third party. The transactions involved the exchange of work in progress inventory and were accounted for in accordance with ASC 845 Non-monetary transactions at the carrying value of inventory transferred by the Company. $2.3 million was recognized in revenue as a result of this transaction and no gain or loss was recognized in the Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss).

Cronos Group Inc.
Notes to Consolidated Financial Statements
For the nine months ended September 30, 2019
In thousands of U.S. dollars, except for gram and share amounts

24. Subsequent Events
These financial statements should be read in conjunction with the audited consolidated financial statements included in the Company’s annual report on Form 10-K for the year ended December 31, 2019, which contain disclosures relating to subsequent events.